Exhibit 99.142

                          [NORTH VALLEY BANCORP LOGO]

               North Valley Bancorp Reports Third Quarter Results

October 30, 2007 - REDDING, CA - North Valley Bancorp (NASDAQ:NOVB), a bank holding company with $925 million in assets, today reported results for the quarter and nine months ended September 30, 2007. North Valley Bancorp ("the Company") is the parent company for North Valley Bank ("NVB").

On a GAAP basis, the Company reported net income for the third quarter ended September 30, 2007 of $2,220,000, or $0.29 per diluted share, compared to $2,919,000, or $0.39 per diluted share, for the same period in 2006. This represents a decrease in net income of $699,000, or 23.9%, compared to the third quarter of 2006. For the third quarter of 2007, the Company realized an annualized return on average shareholders' equity of 11.15% and an annualized return on average assets of 0.97%, as compared to 16.49% and 1.28%, respectively, for the third quarter of 2006. On a GAAP basis, the Company reported net income for the nine months ended September 30, 2007 of $6,144,000, or $0.80 per diluted share, down $1,198,000 or 16.3% and $0.15 or 15.8%, compared to $7,342,000, or $0.95 per diluted share, for the same period in 2006. For the three and nine-month periods ended September 30, 2007, the Company had $26,000 and $1,086,000, respectively, of pre-tax merger related expenses resulting from the pending merger with and into Sterling Financial Corporation, announced on April 11, 2007, which is not included in the following non-GAAP net income calculation. On a non-GAAP basis, the Company reported net income for the third quarter ended September 30, 2007 of $2,237,000, or $0.29 per diluted share, and $6,882,000, or $0.90 per diluted share, for the nine months ended September 30, 2007.

As announced by the Company on April 11, 2007 and reported on the Company's Current Report on Form 8-K, filed with the Commission on April 11, 2007 (the "Current Report"), the Company has entered into an Agreement and Plan of Merger dated April 10, 2007 (the "Merger Agreement"), pursuant to which the Company will merge with and into Sterling Financial Corporation, a Washington corporation ("Sterling"), with Sterling being the surviving corporation. A copy of the Merger Agreement (together with certain other information regarding the proposed merger) is provided in the Current Report. On October 26, 2007, Sterling filed a Current Report on Form 8-K announcing that it appears unlikely that the pending merger will be completed during the fourth quarter of 2007. Sterling has revised its expectation for regulatory approval based upon recent conversations with the Federal Deposit Insurance Corporation (the "FDIC"). Sterling has been asked by the FDIC to strengthen its internal regulatory compliance program to ensure that Sterling's infrastructure is keeping pace with its growth rate. The FDIC also informed Sterling that, at this time, it cannot advise Sterling when or if the pending application to merge Sterling Savings Bank with North Valley Bank will be approved.

At September 30, 2007, total assets were $924,904,000, up from the $914,603,000 at September 30, 2006. The loan portfolio increased $51,288,000, or 7.7% compared to September 30, 2006, and totaled $717,436,000 at September 30, 2007. The loan to deposit ratio at September 30, 2007 was 97.4% as compared to 87.5% at September 30, 2006. Total deposits decreased $24,456,000, or 3.2%, from September 30, 2006 to total $736,439,000 at September 30, 2007, resulting from a decrease in noninterest bearing demand, interest bearing demand, and savings and money market deposits of $25,033,000, $12,374,000 and $27,472,000, respectively, somewhat offset by an increase in time deposits of $40,423,000. Other borrowed funds increased $27,490,000, or 72.2%, from September 30, 2006 to total $65,590,000 at September 30, 2007. When compared to December 31, 2006, total assets increased by $19,231,000 from $905,673,000. Deposits decreased by $13,849,000, or 1.8%, from $750,288,000 at December 31, 2006, due to noninterest bearing deposits decreasing by $24,385,000, savings and money market by $11,741,000 and interest bearing demand by $8,977,000, somewhat offset by the increase in time deposits of $31,254,000. Loans increased by $57,643,000, or 8.7%, from $659,793,000 at December 31, 2006. Other borrowed funds increased $28,090,000, or 74.9%, from $37,500,000 at December 31, 2006.

Net interest income, which represents the Company's largest component of revenues and is the difference between interest earned on loans and investments and interest paid on deposits and borrowings, decreased $265,000, or 2.5%, for the three months ended September 30, 2007 compared to the same period in 2006. While interest income increased by $577,000, this was more than offset by an increase in interest expense of $842,000. The increase in interest income was primarily due to an increase in average loans of $45,494,000. The increase in average total loans was primarily funded by the decrease in average investments of $29,475,000. Average yields on earning assets increased 14 basis points from the quarter ended September 30, 2006, to 7.41% for the quarter ended September 30, 2007. The increase in interest expense was due to the change in deposit mix to more time deposits along with the increase in the average rates paid on interest-bearing liabilities which increased by 49 basis points to 2.99%. The increase in asset yields was primarily due to the change in earning asset mix to a higher balance of average loans, which increased from $651,367,000 for third quarter 2006 to $696,861,000 for third quarter 2007. The Company's net interest margin for the quarter ended September 30, 2007 was 5.06%, a decrease from the 5.28% for the third quarter in 2006 and from 5.11% for the linked quarter ended June 30, 2007. "Our yield on earning assets increased by 5 basis points from the second quarter, however, we continue to feel the pressure on our cost of funds which increased 10 basis points from the second quarter which resulted in a 5 basis point margin contraction in the third quarter," commented Kevin R. Watson, Chief Financial Officer.

Noninterest income for the quarter ended September 30, 2007 was $3,350,000 down from the $3,598,000 for the same period in 2006. Other fees and charges increased by $37,000 to $939,000 for the third quarter of 2007 compared to $902,000 for the third quarter of 2006, while service charges on deposits increased by $68,000 to $1,791,000 for the third quarter of 2007 compared to $1,723,000 for the same period in 2006. Noninterest income for the nine months ended September 30, 2007 increased $243,000, or 2.6%, to $9,654,000 from $9,411,000 for the same period in 2006. Service charges on deposits and other fees and charges increased $316,000 and $463,000, respectively, for the nine months ended September 30, 2007 compared to the same period in 2006. Other noninterest income for the three and nine month periods ended September 30, 2007 decreased $353,000 and $536,000, respectively, compared to the same periods in 2006 primarily due to a non-recurring gain on the sale of Bank property of $198,000 in the third quarter of 2006 as well as decreases in the amount of gain on loan sales.

Noninterest expense decreased $378,000 to $9,481,000 for the third quarter of 2007 from $9,859,000 for the third quarter of 2006. Salaries and employee benefits decreased $101,000, other expense decreased $244,000, and furniture and equipment expense decreased $34,000. Noninterest expense for the nine months ended September 30, 2007 was $30,443,000 compared to $29,755,000 for the same period in 2006. The increase of $688,000 was primarily due to approximately $1,086,000 in merger expenses associated with the planned merger with Sterling Financial Corporation which was partially offset due to decreases in salaries and employee benefits and furniture and equipment expense.

The Company recorded a provision for loan and lease losses for the quarter ended September 30, 2007 of $850,000 which is also the total provision recorded for the nine months ended September 30, 2007 compared to $555,000 during the third quarter of 2006 and a total of $925,000 for the nine months ended September 30, 2006. The Company recorded the provision primarily due to the loan growth experienced in the quarter ended September 30, 2007 and its assessment of the overall adequacy of the allowance for loan and lease losses. The allowance for loan and lease losses at September 30, 2007 was $9,602,000, or 1.34% of total loans, compared to $8,831,000, or 1.34% of total loans at December 31, 2006 and $8,853,000, or 1.33% of total loans at September 30, 2006.

Nonperforming loans (defined as nonaccrual loans and loans 90 days or more past due and still accruing interest) increased $2,640,000 to $3,367,000, or 0.47%, of total loans at September 30, 2007 from $727,000, or 0.11%, of total loans at September 30, 2006. The increase in nonperforming loans was due to the filing of a notice of default on a commercial building. The loan is well-secured and no loss is anticipated. Other real estate owned at September 30, 2007 was $902,000, consisting of land originally purchased for bank expansion, which management has listed for sale as the land is no longer needed due to the acquisition of Yolo Community Bank in 2004.

The provision for income taxes for the quarter ended September 30, 2007 was $1,044,000, resulting in an effective tax rate of 32%, compared to $775,000, or an effective tax rate of 21%, for the quarter ended September 30, 2006. The provision for income taxes for the nine month period ended September 30, 2007 was $2,891,000, resulting in an effective tax rate of 32%, compared to $2,987,000, or an effective tax rate of 29%, for the same period in 2006.

ADDITIONAL INFORMATION ABOUT NORTH VALLEY'S PENDING MERGER WITH STERLING AND WHERE TO FIND IT

Sterling Financial Corporation filed a registration statement on Form S-4 with the Securities and Exchange Commission (the "SEC") and such registration statement became effective on June 22, 2007. On June 29, 2007, North Valley Bancorp mailed a proxy statement/prospectus to its security holders, containing information about the proposed merger transaction. Investors and security holders of Sterling and North Valley are urged to read the registration statement, the proxy statement/prospectus and other relevant materials in order to obtain important information about Sterling, North Valley and the proposed merger. In addition to the registration statement filed by Sterling and the proxy statement/prospectus mailed to the security holders of North Valley, Sterling and North Valley file annual, quarterly and current reports, proxy statements and other information with the SEC. Investors and security holders may obtain a free copy of the registration statement, the proxy statement/prospectus and other relevant documents (as they become available) and any other documents filed with the SEC at its website at www.sec.gov. These documents may also be obtained free of charge from Sterling by requesting them in writing at Sterling Financial Corporation, 111 North Wall Street, Spokane, WA 99201, or by telephone at (509) 227-5389. In addition, investors and security holders may access copies of the documents filed with the SEC by Sterling on its website at www.sterlingfinancialcorporation-spokane.com. The documents filed by North Valley may also be obtained by requesting them in writing at North Valley Bancorp, 300 Park Marina Circle, Redding, California 96001, or by telephone at
(530) 226-2900. In addition, investors and security holders may access copies of the documents filed with the SEC by North Valley through its website at www.novb.com.

Sterling, North Valley and their respective officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of North Valley with respect to the transactions contemplated by the proposed merger. Information regarding Sterling's officers and directors is included in Sterling's proxy statement for its 2007 annual meeting of shareholders filed with the SEC on March 15, 2007. Information regarding North Valley's officers and directors is included in North Valley's Form 10-K/A - Amendment No. 1 to Form 10-K Annual Report filed with the SEC on April 24, 2007. A description of the interests of the directors and executive officers of Sterling and North Valley in the proposed merger is set forth in the proxy statement/prospectus and will be supplemented in other relevant documents as they are filed with the SEC and become available.

North Valley Bancorp is a bank holding company headquartered in Redding, California. Its subsidiary, North Valley Bank ("NVB"), operates twenty-six commercial banking offices in Shasta, Humboldt, Del Norte, Mendocino, Yolo, Solano, Sonoma, Placer and Trinity Counties in Northern California, including two in-store supermarket branches and seven Business Banking Centers. North Valley Bancorp, through NVB, offers a wide range of consumer and business banking deposit products and services including internet banking and cash management services. In addition to these depository services, NVB engages in a full complement of lending activities including consumer, commercial and real estate loans. Additionally, NVB has SBA Preferred Lender status and provides investment services to its customers. Visit the Company's website address at www.novb.com for more information.

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management's assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally, regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of the war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by the Company with the Securities and Exchange Commission, should be carefully considered when evaluating the business prospects of the Company. North Valley Bancorp undertakes no obligation to update any forward-looking statements contained in this release.

For further information contact:

Michael J. Cushman                    or   Kevin R. Watson
President & Chief Executive Officer        Executive Vice President & Chief
(530) 226-2900 Fax: (530) 221-4877         Financial Officer
                                           (530) 226-2900 Fax: (530) 221-4877

                              NORTH VALLEY BANCORP
                      CONDENSED CONSOLIDATED FINANCIAL DATA
                                   (Unaudited)
             (Dollars in thousands, except share and per share data)

                                                                   Three Months Ended
                                                                     September 30,
                                                                   2007         2006       $ Change    % Change
                                                                ----------   ----------   ----------   --------
Statement of Income Data
Interest income
   Loans and leases (including fees)                            $   13,790   $   12,899   $      891        6.9%
   Investment securities                                             1,281        1,587         (306)     (19.3%)
   Federal funds sold and other                                         12           20           (8)     (40.0%)
                                                                ----------   ----------   ----------   --------
      Total interest income                                         15,083       14,506          577        4.0%
                                                                ----------   ----------   ----------   --------
Interest expense
   Interest on deposits                                              3,760        2,782          978       35.2%
   Subordinated debentures                                             611          611           --        0.0%
   Other borrowings                                                    467          603         (136)     (22.6%)
                                                                ----------   ----------   ----------   --------
      Total interest expense                                         4,838        3,996          842       21.1%
                                                                ----------   ----------   ----------   --------
Net interest income                                                 10,245       10,510         (265)      (2.5%)
Provision for loan and lease losses                                    850          555          295       53.2%
                                                                ----------   ----------   ----------   --------
Net interest income after provision for loan and lease losses        9,395        9,955         (560)      (5.6%)
                                                                ----------   ----------   ----------   --------

Noninterest income
   Service charges on deposit accounts                               1,791        1,723           68        3.9%
   Other fees and charges                                              939          902           37        4.1%
   Other                                                               620          973         (353)     (36.3%)
                                                                ----------   ----------   ----------   --------
      Total noninterest income                                       3,350        3,598         (248)      (6.9%)
                                                                ----------   ----------   ----------   --------

Noninterest expenses
   Salaries and employee benefits                                    5,306        5,407         (101)      (1.9%)
   Occupancy                                                           773          772            1        0.1%
   Furniture and equipment                                             499          533          (34)      (6.4%)
   Other                                                             2,903        3,147         (244)      (7.8%)
                                                                ----------   ----------   ----------   --------
      Total noninterest expenses                                     9,481        9,859         (378)      (3.8%)
                                                                ----------   ----------   ----------   --------
      Income before provision for income taxes                       3,264        3,694         (430)     (11.6%)
Provision for income taxes                                           1,044          775          269       34.7%
                                                                ----------   ----------   ----------   --------
      Net income                                                $    2,220   $    2,919   $     (699)     (23.9%)
                                                                ==========   ==========   ==========   ========

Common Share Data
   Earnings per share
      Basic                                                     $     0.30   $     0.40   $    (0.10)     (25.0%)
      Diluted                                                   $     0.29   $     0.39   $    (0.10)     (25.6%)

Weighted average shares outstanding                              7,365,837    7,277,102
Weighted average shares outstanding - diluted                    7,637,282    7,530,447
Book value per share                                            $    10.89   $    10.00
Tangible book value                                             $     8.64   $     7.64
Shares outstanding                                               7,374,464    7,285,283

                              NORTH VALLEY BANCORP
                      CONDENSED CONSOLIDATED FINANCIAL DATA
                                   (Unaudited)
             (Dollars in thousands, except share and per share data)

                                                                   Nine Months Ended
                                                                     September 30,
                                                                   2007         2006       $ Change    % Change
                                                                ----------   ----------   ----------   --------
Statement of Income Data
Interest income
   Loans and leases (including fees)                            $   39,622   $   36,862   $    2,760        7.5%
   Investment securities                                             4,166        5,085         (919)     (18.1%)
   Federal funds sold and other                                        391          196          195       99.5%
                                                                ----------   ----------   ----------   --------
      Total interest income                                         44,179       42,143        2,036        4.8%
                                                                ----------   ----------   ----------   --------
Interest expense
   Interest on deposits                                             10,624        6,913        3,711       53.7%
   Subordinated debentures                                           1,829        1,843          (14)      (0.8%)
   Other borrowings                                                  1,052        1,789         (737)     (41.2%)
                                                                ----------   ----------   ----------   --------
      Total interest expense                                        13,505       10,545        2,960       28.1%
                                                                ----------   ----------   ----------   --------
Net interest income                                                 30,674       31,598         (924)      (2.9%)
Provision for loan and lease losses                                    850          925          (75)      (8.1%)
                                                                ----------   ----------   ----------   --------
Net interest income after provision for loan and lease losses       29,824       30,673         (849)      (2.8%)
                                                                ----------   ----------   ----------   --------

Noninterest income
   Service charges on deposit accounts                               5,122        4,806          316        6.6%
   Other fees and charges                                            2,797        2,334          463       19.8%
   Other                                                             1,735        2,271         (536)     (23.6%)
                                                                ----------   ----------   ----------   --------
      Total noninterest income                                       9,654        9,411          243        2.6%
                                                                ----------   ----------   ----------   --------

Noninterest expenses
   Salaries and employee benefits                                   16,340       16,458         (118)      (0.7%)
   Occupancy                                                         2,296        2,255           41        1.8%
   Furniture and equipment                                           1,552        1,610          (58)      (3.6%)
   Other                                                            10,255        9,432          823        8.7%
                                                                ----------   ----------   ----------   --------
      Total noninterest expenses                                    30,443       29,755          688        2.3%
                                                                ----------   ----------   ----------   --------
      Income before provision for income taxes                       9,035       10,329       (1,294)     (12.5%)
Provision for income taxes                                           2,891        2,987          (96)      (3.2%)
                                                                ----------   ----------   ----------   --------
      Net income                                                $    6,144   $    7,342   $   (1,198)     (16.3%)
                                                                ==========   ==========   ==========   ========

Common Share Data
   Earnings per share
      Basic                                                     $     0.84   $     0.99   $    (0.15)     (15.2%)
      Diluted                                                   $     0.80   $     0.95   $    (0.15)     (15.8%)

   Weighted average shares outstanding                           7,355,039    7,411,336
   Weighted average shares outstanding - diluted                 7,648,185    7,691,507
   Book value per share                                         $    10.89   $    10.00
   Tangible book value                                          $     8.64   $     7.64
   Shares outstanding                                            7,374,464    7,285,283

                              NORTH VALLEY BANCORP
                      CONDENSED CONSOLIDATED FINANCIAL DATA
                                   (Unaudited)
                             (Dollars in thousands)

                                                                                     September 30,    December 31,   September 30,
                                                                                          2007            2006            2006
                                                                                     --------------   ------------   -------------
Balance Sheet Data
Assets
   Cash and due from banks                                                           $       28,333   $     30,826   $      38,015
   Federal funds sold and other                                                                  --         10,670             680
   Available-for-sale securities - at fair value                                            108,616        133,571         138,486
   Held-to-maturity securities - at amortized cost                                               52             82              82

   Loans and leases net of deferred loan fees                                               717,436        659,793         666,148
      Allowance for loan and lease losses                                                    (9,602)        (8,831)         (8,853)
                                                                                     --------------   ------------   -------------
      Net loans and leases                                                                  707,834        650,962         657,295

   Premises and equipment, net                                                               12,933         13,797          14,081
   Other real estate owned                                                                      902            902             902
   Goodwill and core deposit intangibles, net                                                16,586         17,073          17,236
   Accrued interest receivable and other assets                                              49,648         47,790          47,826
                                                                                     --------------   ------------   -------------
Total assets                                                                         $      924,904   $    905,673   $     914,603
                                                                                     ==============   ============   =============

Liabilities and Shareholders' Equity
   Deposits:
      Demand, noninterest bearing                                                    $      170,457   $    194,842   $     195,490
      Demand, interest bearing                                                              151,962        160,939         164,336
      Savings and money market                                                              185,092        196,833         212,564
      Time                                                                                  228,928        197,674         188,505
                                                                                     --------------   ------------   -------------
         Total deposits                                                                     736,439        750,288         760,895
   Other borrowed funds                                                                      65,590         37,500          38,100
   Accrued interest payable and other liabilities                                            10,625         10,433          10,784
   Subordinated debentures                                                                   31,961         31,961          31,961
                                                                                     --------------   ------------   -------------
Total liabilities                                                                           844,615        830,182         841,740
   Shareholders' equity                                                                      80,289         75,491          72,863
                                                                                     --------------   ------------   -------------
Total liabilities and shareholders' equity                                           $      924,904   $    905,673   $     914,603
                                                                                     ==============   ============   =============

Asset Quality
   Nonaccrual loans and leases                                                       $        3,359   $         72   $          24
   Loans and leases past due 90 days and accruing interest                                        8            403             703
   Other real estate owned                                                                      902            902             902
                                                                                     --------------   ------------   -------------
      Total nonperforming assets                                                     $        4,269   $      1,377   $       1,629
                                                                                     ==============   ============   =============

   Allowance for loan and lease losses to total loans                                          1.34%          1.34%           1.33%
   Allowance for loan and lease losses to NPL's                                              285.18%       1859.16%        1217.74%
   Allowance for loan and lease losses to NPA's                                              224.92%        641.32%         543.46%

                              NORTH VALLEY BANCORP
                      CONDENSED CONSOLIDATED FINANCIAL DATA
                                   (Unaudited)
                             (Dollars in thousands)

                                                                             Three Months Ended           Nine Months Ended
                                                                                September 30,               September 30,
                                                                            2007          2006          2007          2006
                                                                         -----------   -----------   -----------   -----------
Selected Financial Ratios
   Return on average total assets                                               0.97%         1.28%         0.92%         1.09%
   Return on average shareholders' equity                                      11.15%        16.49%        10.55%        13.75%
   Net interest margin (tax equivalent basis)                                   5.06%         5.28%         5.16%         5.37%
   Efficiency ratio                                                            69.74%        69.88%        75.49%        72.56%

Selected Average Balances
   Loans                                                                 $   696,861   $   651,367   $   670,469   $   634,837
   Taxable investments                                                        95,946       123,665       104,147       132,830
   Tax-exempt investments                                                     20,748        22,504        21,007        23,121
   Federal funds sold and other                                                  977         1,517         9,933         5,398
                                                                         -----------   -----------   -----------   -----------
      Total earning assets                                               $   814,532   $   799,053   $   805,556   $   796,186
                                                                         -----------   -----------   -----------   -----------
      Total assets                                                       $   905,032   $   902,373   $   896,350   $   899,050
                                                                         -----------   -----------   -----------   -----------

   Demand deposits - interest bearing                                    $   156,414   $   185,339   $   158,883   $   191,011
   Savings and money market                                                  189,995       180,273       195,453       179,297
   Time deposits                                                             224,154       183,363       214,403       175,399
   Other borrowings                                                           71,269        86,195        63,551        88,839
                                                                         -----------   -----------   -----------   -----------
      Total interest bearing liabilities                                 $   641,832   $   635,170   $   632,290   $   634,546
                                                                         -----------   -----------   -----------   -----------
   Demand deposits - noninterest bearing                                 $   174,123   $   187,497   $   175,200   $   182,976
                                                                         -----------   -----------   -----------   -----------
   Shareholders' equity                                                  $    78,979   $    70,210   $    77,890   $    71,397
                                                                         -----------   -----------   -----------   -----------

                              NORTH VALLEY BANCORP
                      CONDENSED CONSOLIDATED FINANCIAL DATA
                                   (Unaudited)
                  (Dollars in thousands, except per share data)

                                                                                         For the Quarter Ended
                                                                         -----------------------------------------------------
                                                                          September        June         March        December
                                                                             2007          2007          2007          2006
                                                                         -----------   -----------   -----------   -----------
Interest income                                                          $    15,083   $    14,600   $    14,496   $    15,036
Interest expense                                                               4,838         4,508         4,159         4,140
                                                                         -----------   -----------   -----------   -----------
   Net interest income                                                        10,245        10,092        10,337        10,896
Provision for loan and lease losses                                              850            --            --            50
Noninterest income                                                             3,350         3,170         3,134         3,239
Noninterest expense                                                            9,481        10,732        10,230         9,860
                                                                         -----------   -----------   -----------   -----------
Income before provision for income taxes                                       3,264         2,530         3,241         4,225
Provision for income taxes                                                     1,044           810         1,037         1,171
                                                                         -----------   -----------   -----------   -----------
   Net income                                                            $     2,220   $     1,720   $     2,204   $     3,054
                                                                         ===========   ===========   ===========   ===========

Earnings per share:
   Basic                                                                 $      0.30   $      0.23   $      0.30   $      0.42
                                                                         ===========   ===========   ===========   ===========
   Diluted                                                               $      0.29   $      0.22   $      0.29   $      0.40
                                                                         ===========   ===========   ===========   ===========